Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Incentive Award Plan and 2023 Employee Stock Purchase Plan of Neumora Therapeutics, Inc. of our report dated March 7, 2024, with respect to the consolidated financial statements of Neumora Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 7, 2024